UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K
 _______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 14, 2017

OrangeHook, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	000-54249	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

319 Barry Avenue South #300
Wayzata, Minnesota 55391
 (Address of Principal Executive Offices including Zip Code)

(442) 500-4665
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 14, 2017, OrangeHook, Inc., a Florida corporation (the "Company"), entered into a Promissory Note with the Glen Taylor Revocable Trust, an individual trust, in the principal amount of $300,000 (the "Note"). The Note matures on March 14, 2018 ("Maturity Date") and accrues interest at 2% per month. Accrued interest and principal amounts are due at the Maturity Date. This Note is supported by three personal guarantees by board members James Mandel ("Mandel") and Jeffrey Hattara ("Hattara"), the Company's Chief Executive Officer and Chief Strategy Officer, respectively, and Whitney Peyton. The Company may prepay this Note in full without penalty.

On September 15, 2017, OrangeHook, Inc., a Minnesota corporation (the "OrangeHook MN"), a wholly-owned subsidiary of OrangeHook, Inc., a Florida Corporation (the "Company") and the five personal guarantors of OrangeHook MN's Promissory Notes with MEZ Capital LLC, a Minnesota limited liability company ("MEZ"), dated July 31, 2017 and July 7, 2017, in the principal amounts of $1,000,000 and $250,000, respectively, (collectively, the "Notes") entered into an extension agreement for the Notes through October 30, 2017 ("Extension Agreement"). The effective date of the Extension Agreement is August 29, 2017 and replaces the Forbearance Agreement the parties entered into on September 8, 2017.

The terms of the Extension Agreement remain in effect until October 30, 2017, provided there is no default, and requires payments of $278,250 and $90,000 on October 1, 2017, and $1,054,500 on October 30, 2017. The personal guarantors include board members Mandel, Hattara, Donald Miller and Whitney Peyton.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORANGEHOOK, INC.

Dated:   September 20, 2017
By:  /s/   David C. Carlson
               David C. Carlson
               Chief Financial Officer